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                                   Exhibit 5.1
                                   -----------

                                 Law Offices Of
                            PILLSBURY MADISON & SUTRO
                               2700 Sand Hill Road
San Francisco           MENLO PARK, CALIFORNIA 94025-7020          San Diego
Los Angeles                Telephone:  (415) 233-4500              Orange County
San Jose                      Fax:  (415) 233-4545                 Sacramento
Washington, D.C.                                                   Tokyo
__________


                              October 27, 1995



Stanford Telecommunications, Inc.
1221 Crossman Avenue
Sunnyvale, California 94089

Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by Stanford Telecommunications, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relat-ing to 500,000 additional shares of the Company's Common Stock issuable pursuant to the Company's 1991 Stock Option Plan (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                Very truly yours,

                                /s/ PILLSBURY MADISON & SUTRO


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